Exhibit 23.1
CONSENT OF ENGINEER
     We hereby consent to the reproduction of our audit report for Seneca Resources Corporation dated October 14, 2005, and to the reference to our estimate dated September 30, 2005, appearing in this National Fuel Gas Company Annual Report on Form 10-K.
     We also consent to the incorporation by reference in (i) the Registration Statement (Form S-8, No. 2-94539), as amended, relating to the National Fuel Gas Company 1983 Incentive Stock Option Plan and the National Fuel Gas Company 1984 Stock Plan, and in the related Prospectuses, (ii) the Registration Statements (Form S-8, Nos. 33-28037, 333-3055 and 333-102220, and Nos. 2-97641, 33-17341, 333-03057 and 333-102211), as amended, relating to the National Fuel Gas Company Tax-Deferred Savings Plan and the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees, respectively, and in the related Prospectuses, (iii) the Registration Statement (Form S-3, No. 333-03803), as amended, relating to $500,000,000 of National Fuel Gas Company debentures and/or medium term notes and, in the related Prospectus, (iv) the Registration Statements (Form S-3, No. 33-51881 and Form S-3D, No. 333-51769), as amended, relating to the National Fuel Gas Company Dividend Reinvestment and Stock Purchase Plan, and in the related Prospectuses, (v) the Registration Statement (Form S-3, No. 33-36868), as amended, relating to the National Fuel Gas Company Customer Stock Purchase Plan, and in the related Prospectus, (vi) the Registration Statements (Form S-8, Nos. 33-49693 and 333-117132), as amended, relating to the National Fuel Gas Company 1993 Award and Option Plan, and in the related Prospectus, and (vii) the Registration Statements (Form S-8, Nos. 333-51595, 333-55124 and 333-117131), relating to the National Fuel Gas Company 1997 Award and Option Plan, and in the related Prospectus, (viii) the Registration Statement (Form S-3, No. 333-83497), as amended, relating to $625,000,000 of National Fuel Gas Company debentures and/or common stock, and in the related Prospectus, (ix) the Registration Statement (Form S-3, No. 333-102200), as amended, relating to $800,000,000 of National Fuel Gas Company debt securities, common stock, stock purchase contracts and stock purchase units, and in the related Prospectus, and (x) the Registration Statements (Form S-3, Nos. 333-85711 and 333-123654), as amended, relating to the National Fuel Gas Company Direct Stock Purchase and Dividend Reinvestment Plan, and in the related Prospectuses, of the reproduction of our report dated October 14, 2005, appearing in this National Fuel Gas Company Annual Report on Form 10-K.

RALPH E. DAVIS ASSOCIATES, INC.
/s/ Larry A. Barnett

Larry A. Barnett, P.E. Senior Vice President
Houston, Texas
October 18, 2005
1717 St. James Place, Suite 460     Houston, Texas 77056     Office 713-622-8955     Fax 713-626-3664     www.ralphedavis.com
Worldwide Energy Consultants Since 1924